Exhibit 10.2

Amended and Restated Registration Rights and Coordination Committee Agreement

by and among

ARAMARK Holdings Corporation

and

the Stockholders Named Herein

Dated as of December 10, 2013

-ii-

This AMENDED AND RESTATED REGISTRATION RIGHTS AND COORDINATION COMMITTEE AGREEMENT (this “Agreement”), dated as of December 10, 2013, is made among ARAMARK Holdings Corporation, a Delaware corporation (the “Company”), each of the Sponsor Stockholders (as defined in the Stockholders Agreement), Joseph Neubauer and each of the Management Stockholders (as defined in the Stockholders Agreement and, together with the Sponsor Stockholders, Joseph Neubauer and such other Persons as may hereinafter become parties to or be bound by this Agreement, the “Stockholders”).

RECITALS

WHEREAS, ARAMARK Corporation (“Aramark”) and certain Affiliates of the Sponsor Stockholders and Joseph Neubauer have entered into an Agreement and Plan of Merger, dated as of August 8, 2006, pursuant to which RMK Acquisition Corporation, a Delaware corporation wholly owned by ARAMARK Intermediate HoldCo Corporation (“Intermediate HoldCo”), a Delaware corporation wholly owned by the Company, merged with and into Aramark (the “Merger”), with Aramark surviving the Merger as the surviving corporation therein;

WHEREAS, in connection with the Merger, the Company and the Stockholders entered into a Registration Rights and Coordination Committee Agreement (the “Original Agreement”), dated as of January 26, 2007 (the “Original Agreement Date”);

WHEREAS, pursuant to Section 3.03 of the Original Agreement, the Original Agreement may be amended, modified or supplemented in writing by the Company, the Sponsor Stockholders representing sufficient shares to constitute a Majority Sponsor Vote and Joseph Neubauer;

WHEREAS, the Company is currently contemplating an underwritten public offering of Shares of its common stock; and

WHEREAS, in connection with, and effective upon, the date of completion of such initial public offering, the parties hereto wish to amend and restate the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

Coordination Committee

Section 1.01. Coordination Committee . On the Original Agreement Date, there shall be established a coordination committee (the “Committee”) consisting of (i) one representative designated by each Investor Group and (ii) Joseph Neubauer, in his individual capacity and as representative of the Management Stockholders (together, the “Committee Members”). Each Investor Group shall be permitted to remove and replace the Committee Member designated by it from time to time; provided that a Committee Member shall be automatically removed (and not replaced) at such time as the Investor Group that designated him or her ceases to beneficially own in the aggregate a number of Shares that is equal to at least 10% of the Original Shares owned in the aggregate by the members of such Investor Group as set forth on Exhibit A to the Stockholders Agreement. The Committee shall include Joseph Neubauer for so long as Joseph Neubauer and employees of the Company beneficially own 5% or more of the outstanding Shares on a Fully Diluted Basis and, in the event Joseph Neubauer no longer serves on the Committee, the Committee shall include a Senior Manager (in addition to representatives from each of the Investor Groups). A total of 100 votes shall be allocated among the Committee Members pro rata in accordance with the relative ownership of Shares, at the relevant time, of (i) with respect to each of the Investor Groups, all members of such Investor Group and (ii) with respect to Joseph Neubauer or the Senior Manager representative, as applicable, Joseph Neubauer and the Management Stockholders combined. Subject to the notice requirements of the following sentence, the presence, in person or by telephone, of Committee Members representing a majority of the votes entitled to be cast by all Committee Members shall constitute a quorum for action, and, except as otherwise expressly provided in this Agreement, the Committee shall act by affirmative vote of Committee Members representing a majority of the votes entitled to be cast by all Committee Members. The Committee shall not meet unless (i) all of the Committee Members are present in person or by telephone or (ii) Committee Members representing a majority of the votes of all Committee Members are present in person or by telephone and each of the Committee Members who is not so present has been given at least two Business Days’ prior notice that the Committee may meet without such Committee Member. The Committee shall meet promptly upon receipt of any bona fide written request (i) during the Pre-IPO Period, from Joseph Neubauer or a Sponsor Stockholder or (ii) during the Post-IPO Period, from Joseph Neubauer, a Sponsor Stockholder or the Management Representative, on behalf of a Management Stockholder, requesting Committee approval to Transfer Shares when such approval for Transfer is required under the Stockholders Agreement and shall respond to such written request with a grant or denial of approval within five Business Days (or 10 Business Days, in the case of a request from a Stockholder other than Joseph Neubauer or a Sponsor Stockholder) of receipt thereof. The Committee shall act in its own discretion, and shall have no obligation to approve or facilitate dispositions or Transfers. No Committee Member shall be under any obligation to discuss the contents of any meeting of the Committee with any other Stockholder. No compensation of any kind will be payable to any Committee Member by the Company in connection with the member’s service on the Committee, except for reimbursement for out-of-pocket expenses related to attendance at Committee meetings. The Committee will cooperate with the Company with respect to, and will keep the Company promptly informed of, any actions taken by the Committee under this Article I.

ARTICLE II

Registration Rights

Section 2.01. Demand Registrations .

(a) At any time after the consummation by the Company of an IPO, if the Company shall receive a written request from (x) Eligible Stockholders holding in the aggregate more than 10% of the then outstanding Shares (such requesting Persons which, for the avoidance of doubt, may include Joseph Neubauer or his estate, the “Requesting Stockholders”) or (y) subject to Section 2.01(f), Joseph Neubauer or his estate (a “Neubauer Demanding Stockholder”) that the Company effect the registration under the Securities Act of all or any portion of such

Requesting Stockholders’ or Neubauer Demanding Stockholder’s Registrable Securities, and specifying the intended method of disposition thereof (each such request shall be referred to herein as a “Demand Registration”), then the Company shall promptly file a registration statement on an appropriate registration form and, other than in the case of a Demand Registration at the request of a Neubauer Legacy Stockholder, give notice as required by Section 2.03(a) to Eligible Stockholders and thereafter shall effect, as expeditiously as possible, the registration under the Securities Act of:

(i) all Registrable Securities for which the Requesting Stockholders or Neubauer Demanding Stockholder, as applicable, have requested registration under this Section 2.01, and

(ii) other than in the case of a Demand Registration at the request of a Neubauer Legacy Stockholder, subject to the restrictions set forth in Section 2.01(d) (to the extent applicable), all other Registrable Securities that any other Stockholders have requested the Company to register pursuant to a Piggyback Registration in accordance with Section 2.03(a), all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities to be so registered; provided that no Person may participate in any registration statement pursuant to this Section 2.01(a) unless such Person agrees to sell their Registrable Securities to the underwriters selected as provided in Section 2.05(f) on the same terms and conditions as apply to the Requesting Stockholders; provided, however, that no such Registering Stockholders shall be required to make any representations or warranties, or provide any indemnity, in connection with any such registration other than representations and warranties (or indemnities with respect thereto) as to (i) such Person’s ownership of his, her or its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Person’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws by such Registering Stockholder as may be reasonably requested; provided, further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion thereto; and provided, further, that such liability will be limited to the net amount received by such Person from the sale of his or its Registrable Securities pursuant to such registration.

Anything to the contrary herein notwithstanding, the Company shall not be obligated to effect a Demand Registration (x) for Requesting Stockholders unless the aggregate gross proceeds expected in good faith by the Requesting Stockholders to be received from the sale of the Registrable Securities requested to be included by all Registering Stockholders in such Demand Registration equals or exceeds $200,000,000 or (y) for a Neubauer Demanding Stockholder unless the aggregate gross proceeds expected in good faith by the Neubauer Demanding Stockholder to be received from the sale of the Registrable Securities to be included in such Demand Registration equals or exceeds $65,000,000.

(b) Promptly after the expiration of the 10-day period referred to in Sections 2.01(a) and 2.03(a) hereof in connection with a Demand Registration other than at the request of a Neubauer Legacy Stockholder, the Company will notify all Registering Stockholders of the identities of the other Registering Stockholders and the number of shares of Registrable Securities requested to be included therein.

(c) The Company shall be liable for and pay all Registration Expenses in connection with each Demand Registration, regardless of whether such Registration is effected.

(d) If a Demand Registration involves an Underwritten Public Offering and the managing underwriter advises the Company, the Requesting Stockholders or the Neubauer Demanding Stockholder (as the case may be) that, in its view, the number of Registrable Securities that the Registering Stockholders, the Company or the Neubauer Demanding Stockholder (as the case may be) propose to include in such registration exceeds the largest number of Registrable Securities that can be sold without having an adverse effect on such offering, including the price at which such Registrable Securities can be sold (the “Demand Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Demand Maximum Offering Size:

(i) in the case of a Demand Registration at the request of a Neubauer Legacy Stockholder, a number of Registrable Securities equal to the Demand Maximum Offering Size; provided, however, that if the Demand Maximum Offering Size is less than the number of Registrable Securities sought to be registered by the Neubauer Legacy Stockholder, then such Neubauer Legacy Stockholder may withdraw such request as provided in Section 2.01(g);

(ii) in the case of a Demand Registration at the request of a Requesting Stockholder or a Neubauer Demanding Stockholder that is not a Neubauer Legacy Stockholder:

(A) first, all Registrable Securities proposed to be sold by the Registering Stockholders (the Registrable Securities, allocated, if necessary for the offering not to exceed the Demand Maximum Offering Size, pro rata among the Registering Stockholders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each Registering Stockholder); and

(B) second, any securities proposed to be registered by the Company or any securities proposed to be registered for the account of any other Persons (including the Company), with such priorities among them as the Company shall determine.

(e) The Company may defer the filing (but not the preparation) of a registration statement, or suspend the continued use of a registration statement, required by Section 2.01 for a period of up to 60 days after the request to file a registration statement if at the time the Company receives the request to register Registrable Securities, the Company or any of its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board determines in good faith, after consultation with external legal counsel, that such disclosure would have a material adverse effect on the Company or its business or on the Company’s ability to effect a proposed material acquisition, disposition, financing, reorganization, recapitalization or similar transaction. A deferral of the filing of a registration statement, or the suspension of the continued use of a registration statement, pursuant to this Section 2.01(e) shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral, the negotiations or other activities are disclosed or terminated. In order to defer the filing of a registration statement, or suspend the continued use of a registration statement, pursuant to this Section 2.01(e), the Company shall promptly (but in any event within five days), upon determining to seek such deferral or suspension, deliver to each Requesting Stockholder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing, or suspending the continued use of a registration statement, pursuant to this Section 2.01(e) and a general statement of the reason for such deferral or suspension, as the case may be, and an approximation of the anticipated delay. The Company may defer the filing, or suspend the continued use of, a particular registration statement pursuant to this Section 2.01(e) no more than twice in any twelve month period; provided, that there must be an interim period of at least 60 days between the end of one deferral or suspension period and the beginning of a subsequent deferral or suspension period. The Company agrees that in the event it exercises its rights under this Section 2.01(e), it shall, within 10 days following receipt by the holders of Registrable Securities of the notice of deferral or suspension, as the case may be, update the deferred or suspended registration statement as may be necessary to permit the holders of Registrable Securities to resume use thereof in connection with the offer and sale of their Registrable Securities in accordance with applicable law.

(f) Joseph Neubauer and his estate shall be entitled to cause, in the aggregate, two Demand Registrations and/or Underwritten Shelf Takedowns pursuant to this Section 2.01 and Section 2.02; it being understood that any Underwritten Shelf Takedown that is completed solely at the request of a Neubauer Demanding Stockholder (and not by Shelf Takedown Requesting Stockholders) pursuant to Section 2.02(b) shall count as one of such Demand Registrations. A request by a Neubauer Demanding Stockholder for a Demand Registration or an Underwritten Shelf Takedown that does not result in a completed registration and sale under the Securities Act (whether as provided in Section 2.01(d), 2.01(g), 2.02(d) or otherwise) shall not be counted for purposes of the foregoing limitations.

(g) A request for a Demand Registration may be withdrawn without liability to any Registering Stockholders prior to the Company’s filing of the required registration statement by a majority of the Requesting Stockholders or Neubauer Demanding Stockholder (as the case may be) that made such request and a registration statement filed in connection with any such request may be withdrawn without liability to any Registering Stockholders prior to the effectiveness thereof (if applicable) by a majority of the Requesting Stockholders or the Neubauer Demanding Stockholder (as the case may be) that made such request, in both cases by providing notice to the Company. Any such withdrawn request or registration statement shall not be counted for purposes of the limitations set forth in Sections 2.01(f) and 2.02(c).

Section 2.02. Shelf Registration .

(a) Committee Demand Shelf Registration. (i) If, at any time that is after an IPO and during which the Company is eligible to register Shares on Form S-3 (or any successor form), the Company shall receive a request from the Committee that the Company effect a shelf registration under the Securities Act covering the resale of Registrable Securities (such request, a “Shelf Request,” and any registration effected pursuant to any such request, a “Shelf Registration”), then the Company shall promptly file a registration statement relating to such Registrable Securities on an appropriate shelf registration form (including any amendments or prospectus supplements to add Registrable Securities that Stockholders have requested, or may request, to be included in such shelf registration from time to time pursuant to this Agreement) and give notice as required by Section 2.03(a) to Eligible Stockholders and thereafter shall effect, as expeditiously as possible, the registration under the Securities Act of:

a.	all Registrable Securities for which the Committee has requested registration under this Section 2.02, and

b.	subject to the restrictions set forth in Section 2.01(d) (to the extent applicable), all other Registrable Securities that any other Stockholders have requested the Company to register pursuant to a Piggyback Registration in accordance with Section 2.03(a), all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities to be so registered; provided that no Person may participate in any registration statement pursuant to this Section 2.02(a) unless such Person agrees to sell their Registrable Securities to the underwriters selected as provided in Section 2.05(f) on the same terms and conditions as apply to any other Stockholders participating in such registration statement; provided, however, that no such Registering Stockholders shall be required to make any representations or warranties, or provide any indemnity, in connection with any such registration other than representations and warranties (or indemnities with respect thereto) as to (i) such Person’s ownership of his, her or its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Person’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws by such Registering Stockholder as may be reasonably requested; provided, further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion thereto; and provided, further, that such liability will be limited to the net amount received by such Person from the sale of his or its Registrable Securities pursuant to such registration.

If the Company is eligible as a WKSI, the shelf registration statement shall utilize the automatic shelf registration process under Rule 415 and Rule 462 promulgated under the Securities Act. If the Company is not eligible as a WKSI or is otherwise ineligible to utilize the automatic shelf registration process, then the Company shall use reasonable best efforts to have the shelf registration statement declared effective as expeditiously as practicable. For the avoidance of doubt, notwithstanding the shelf registration of Registrable Securities pursuant to a Shelf Registration, no sales of such Registrable Securities shall be made other than as permitted by or in accordance with the transfer restrictions under the Stockholders Agreement. As soon as reasonably practicable after the IPO, the Company will use its reasonable best efforts, consistent with the terms of this Agreement, to qualify for and remain eligible to use Form S-3 registration or a similar short-form registration. The provisions of Section 2.05 shall be applicable to each Shelf Registration initiated under this Section 2.02 and any subsequent resale of Registrable Securities pursuant to an Underwritten Shelf Takedown.

(ii) The Company shall be liable for and pay all Registration Expenses in connection with each Shelf Registration, regardless of whether such Registration is effected.

(iii) The Company shall terminate a Shelf Registration upon request of the Committee. The Committee may make an unlimited number of Committee Shelf Registration Requests, provided that no such request shall be made less than 180 days following the termination of any prior Shelf Registration.

(b) Underwritten Shelf Takedown. (i) If, at any time during which a Shelf Registration is in effect (or in connection with its initial effectiveness), the Company shall receive a request from (x) Eligible Stockholders holding in the aggregate more than 10% of the then outstanding Shares (such Persons, which, for the avoidance of doubt, may include Joseph Neubauer or his estate, the “Shelf Takedown Requesting Stockholders”) or (y) a Neubauer Demanding Stockholder to facilitate an Underwritten Public Offering and sale of all or a portion of the Registrable Securities registered or registrable thereon (such request, an “Underwritten Shelf Takedown Request,” and any Underwritten Public Offering conducted pursuant thereto, an “Underwritten Shelf Takedown”), then the Company shall use all reasonable efforts to (1) file such amendments and supplements or reports under the Exchange Act, if applicable, so as to include in the Shelf Registration, and (2) facilitate, as expeditiously as possible, the sale of:

a.	all Registrable Securities for which the Shelf Takedown Requesting Stockholders or the Neubauer Demanding Stockholder, as applicable, have requested registration and sale under this Section 2.02(b),

b.

in the case of an Underwritten Shelf Takedown Request at the request of Shelf Takedown Requesting Stockholders or a Neubauer Demanding Stockholder that is not a Neubauer Legacy Stockholder, subject to the restrictions set forth in Section 2.01(d) (to the extent applicable), all other Registrable Securities that any other Stockholders have requested the Company to register and sell pursuant to a Piggyback Registration in accordance with Section 2.03(a), all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities to be so registered; provided that no Person may participate in any registration statement pursuant to this Section 2.02(b) unless such Person agrees to sell their Registrable Securities to the underwriters selected as provided in Section 2.05(f) on the same terms and conditions as apply to the Shelf Takedown Requesting Stockholders or such Neubauer Demanding Stockholder, as the case may be; provided, however, that no such Registering Stockholders shall be required to make any representations or warranties, or provide any indemnity, in connection with any such registration other than representations and warranties (or indemnities with respect thereto) as to (i) such Person’s ownership of his, her or its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Person’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws by such Registering Stockholder as may be reasonably requested; provided, further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion thereto; and provided, further, that such liability will be limited to the net amount received by such Person from the sale of his or its Registrable Securities pursuant to such registration, and

c.	in the case of an Underwritten Shelf Takedown Request at the request of Shelf Takedown Requesting Stockholders or a Neubauer Demanding Stockholder that is not a Neubauer Legacy Stockholder, any other securities proposed to be registered and sold by the Company or any securities proposed to be registered and sold for the account of any other Persons, with such priorities among the Company and such other Persons as the Company shall determine.

(ii) The Company shall be liable for and pay all Registration Expenses in connection with any Underwritten Shelf Takedown, regardless of whether such Registration is effected. The Committee (in the case of an Underwritten Shelf Takedown Request at the request of Shelf Takedown Requesting Stockholders) and the Neubauer Demanding Stockholder (in the case of an Underwritten Shelf Takedown Request at the request of such Neubauer Demanding Stockholder) shall have the right, after consultation with the Company, to select the underwriters, initial purchasers or placement agents, if any, the price and other terms upon which and the process by which any sale pursuant to an Underwritten Shelf Takedown is effected; provided, however, that the Committee or the Neubauer Demanding Stockholder, as the case may be, shall not select any underwriter, initial purchaser or placement agent to which the Company shall reasonably object.

(iii) If the managing underwriter advises the Shelf Takedown Requesting Stockholder or the Neubauer Demanding Stockholder, as the case may be, that, in its view, the number of Registrable Securities requested to be included in an Underwritten Shelf Takedown (including, in the case of an Underwritten Shelf Takedown Request at the request of Shelf Takedown Requesting Stockholders or a Neubauer Demanding Stockholder that is not a Neubauer Legacy Stockholder, any Registrable Securities that any Registering Stockholder proposes to be included and any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of Registrable Securities that can be sold without having an adverse effect on such offering, including the price at which such Registrable Securities can be sold (the “Shelf Takedown Maximum Offering Size”), the Company shall include in such registration and/or such Underwritten Public Offering, in the priority listed below, up to the Shelf Takedown Maximum Offering Size:

(A) in the case of an Underwritten Shelf Takedown Request at the request of a Neubauer Legacy Stockholder, a number of Registrable Securities equal to the Shelf Takedown Maximum Offering Size; provided, however, that if the Shelf Takedown Maximum Offering Size is less than the number of Registrable Securities sought to be registered by the Neubauer Legacy Stockholder, then such Neubauer Legacy Stockholder may withdraw such request as provided in Section 2.02(d);

(B) in the case of an Underwritten Shelf Takedown Request at the request of Shelf Takedown Requesting Stockholders or a Neubauer Demanding Stockholder that is not a Neubauer Legacy Stockholder:

(1) first, all Registrable Securities proposed to be sold by the Registering Stockholders (the Registrable Securities, allocated, if necessary for the offering not to exceed the Shelf Takedown Maximum Offering Size, pro rata among the Registering Stockholders on the basis of the relative number of Registrable Securities so requested to be included in such offering by each Registering Stockholder); and

(2) second, any securities proposed to be sold by the Company or any securities proposed to be sold for the account of any other Persons, with such priorities among the Company and such other Persons as the Company shall determine.

(c) Joseph Neubauer and his estate shall be entitled to cause, in the aggregate, two Demand Registrations and/or Underwritten Shelf Takedowns pursuant to Section 2.01 and this Section 2.02; it being understood that any Demand Registration that is completed solely at the request of a Neubauer Demanding Stockholder (and not by Requesting Stockholders) pursuant to Section 2.01 shall count as one of such Underwritten Shelf Takedowns. A request by a Neubauer Demanding Stockholder for a Demand Registration or an Underwritten Shelf Takedown that does not result in a completed registration and sale under the Securities Act (whether as provided in Section 2.01(d), 2.01(g), 2.02(d) or otherwise) shall not be counted for purposes of the foregoing limitations.

(d) An Underwritten Shelf Takedown Request may be withdrawn without liability to any Registering Stockholders prior to the consummation of the takedown by a majority of the Shelf Takedown Requesting Stockholders or the Neubauer Demanding Stockholder (as the case may be) that made such request, in both cases by providing notice to the Company. Any such withdrawn request shall not be counted for purposes of the limitations set forth in Sections 2.01(f) and 2.02(c).

Section 2.03. Piggyback Registration .

(a) Except in the case of a Demand Registration or Underwritten Shelf Takedown requested, in either case, by a Neubauer Legacy Stockholder: if (1) the Company proposes, at any time after an IPO, to register any Company Securities under the Securities Act (other than a registration on Form S-8 or Form S-4, or any successor forms, relating to Company Securities issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect business combination involving the Company and another Person, but including any Shelf Registration), whether for sale solely for its own account (a “Primary Registration”) or for the account of any other Person (including a Requesting Stockholder) and, in any case, such registration involves an Underwritten Public Offering, or (2) the Company receives an Underwritten Shelf Takedown Request, the Company shall each such time give prompt notice to each Eligible Stockholder, (i) in the case of a registration of Company Securities for its own account or for the account of a Person other than a Requesting Stockholder, at least 10 Business Days prior to the effective date of the registration statement relating to such registration, or, if earlier, promptly following the filing with the SEC of such related registration statement, (ii) in the case of a Demand Registration at the request of a Requesting Stockholder or a Neubauer Demanding Stockholder that is not a Neubauer Legacy Stockholder, promptly following receipt of the request for registration from such Requesting Stockholder, and, in any event, at least five Business Days prior to the effective date of the registration statement relating to such registration and (iii) in the case of an Underwritten Shelf Takedown, promptly following receipt of the applicable Underwritten Shelf Takedown Request, and, in any event, at least five Business Days (or, in the case of an Underwritten Block Trade, at least two Business Days) before the intended execution of an underwriting agreement with respect thereto. Such notice shall set forth such Eligible Stockholder’s rights under this Section 2.03 and shall offer such Eligible Stockholder the opportunity to include in such registration statement (and in such Underwritten Public Offering, in the case of an Underwritten Shelf Takedown) the number of Registrable Securities of the same class or series as those proposed to be registered (or sold, in the case of an Underwritten Shelf Takedown) as each such Eligible Stockholder may request (a “Piggyback Registration”), subject to the provisions of Section 2.03(c) . Upon the request of any such Eligible Stockholder made within 10 days (or four Business Days in the case of a Piggyback Registration in connection with a Demand Registration (or by the Business Day prior to the effective date of the registration statement related to such Demand Registration, if later) or Underwritten Shelf Takedown (or, in the case of an Underwritten Block Trade, by the end of the next Business Day) after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered (or sold, in the case of an Underwritten Shelf Takedown) by such Eligible Stockholder, the Company and the Requesting Stockholder (or Shelf Takedown Requesting Stockholder or any other initiating holder, as applicable) shall (x) in the case of an Underwritten Shelf Takedown, cause the underwriter to include all Registrable Securities the Company has been so requested to include by all such Eligible Stockholders, and (y) in the case of any registration, use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Eligible Stockholders with rights to require registration of Registrable Securities hereunder, in each case all to the extent necessary to permit the disposition of the Registrable Securities to be so registered or sold (in the case of an Underwritten Shelf Takedown); provided that all such Eligible Stockholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 2.05(f) or 2.02(b)(ii), as applicable, on the same terms and conditions as apply to the Company, the Requesting Stockholder or the Shelf Takedown Requesting Stockholder requesting such registration, as applicable; provided, however, that no such Person shall be required to make any representations or warranties, or provide any indemnity, in connection with any such registration other than representations and warranties (or indemnities with respect thereto) as to (i) such Person’s ownership of his, her or its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Person’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws by such Person as may be reasonably requested; provided, further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion thereto, and provided, further, that such liability will be limited to the net amount received by such Person from the sale of his or its Registrable Securities pursuant to such registration. If, at any time after giving notice of its intention to register any Registrable Securities pursuant to this Section 2.03(a) and, prior to the effective date of the registration statement filed in connection with such registration (or prior to the execution of the underwriting agreement, in the case of an Underwritten Shelf Takedown), the Company or the initiating holders, as applicable, shall determine for any reason not to register such securities (or to complete such Underwritten Shelf Takedown, in the case of an Underwritten Shelf Takedown), the Company shall give notice to all such Eligible Stockholders and, thereupon, shall be relieved of its obligation to register or to facilitate the disposition of any Registrable Securities in connection with such registration or Underwritten Shelf Takedown. The Company agrees to use all reasonable efforts to notify the Registering Stockholders if the price for any Company Securities to be registered for sale for the account of the Company in a Primary Registration is expected to occur outside of any previously publicly announced range; provided that the Company shall not have any such obligation with respect to any registration involving the registration of Company Securities only for the account of parties other than the Company. No registration effected under this Section 2.03 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 2.01. The Company shall be liable for and pay all Registration Expenses in connection with each Piggyback Registration, regardless of whether such registration is effected. Notwithstanding anything to the contrary in this Agreement, in the case of an Underwritten Block Trade, Senior Managers shall not be deemed to be Eligible Stockholders for purposes of this Section 2.03(a) and, for the avoidance of doubt, shall not be entitled to receive notice of, or to elect to participate in, an Underwritten Block Trade.

(b) Stockholders will not be entitled to a Piggyback Registration in an IPO except, in the case of Eligible Stockholders, with the approval of the Coordination Committee (which may grant or withhold such approval in its discretion but which shall grant such approval to all Eligible Stockholders who so request on a pro rata basis if it grants approval to any).

(c) In a Piggyback Registration (other than any Piggyback Registration in connection with a Demand Registration or Underwritten Shelf Takedown, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.01(d) or 2.02(b), respectively, shall apply), if the managing underwriter advises the Company that, in its view, the number of Registrable Securities that the Company and all selling stockholders propose to include in such registration exceeds the largest number of Registrable Securities that can be sold without having an adverse effect on such offering, including the price at which such Registrable Securities can be sold (the “Piggyback Maximum Offering Size”), the Company shall include in such registration, in the following priority, up to the Piggyback Maximum Offering Size:

(i) first, such number of Registrable Securities proposed to be offered for the account of the Company, if any, as would not cause the offering to exceed the Piggyback Maximum Offering Size,

(ii) second, all Registrable Securities requested to be included in such offering by any Eligible Stockholders pursuant to this Section 2.03 (the Registrable Securities allocated, if necessary for the offering not to exceed the Piggyback Maximum Offering Size, pro rata among the Eligible Stockholders on the basis of the relative number of Registrable Securities so requested to be included in such offering by each Registering Stockholder).

In the event that a Neubauer Demanding Stockholder (other than a Neubauer Legacy Stockholder) sells less than 85% of the Shares sought to be sold by such Neubauer Demanding Stockholder in a Demand Registration or Underwritten Shelf Takedown requested by such Neubauer Demanding Stockholder for which Eligible Stockholders have exercised their rights to be included in a Piggyback Registration under this Agreement (or in which stockholders of the Company have exercised similar rights under any other agreement), then such Demand Registration or Underwritten Shelf Takedown Request shall not be counted for purposes of the limitations set forth in Sections 2.01(f) and 2.02(c).

Section 2.04. Lock-Up Agreements .

(a) In connection with each Underwritten Public Offering, if requested by the managing underwriter or the Committee, each of the Company and the Eligible Stockholders (including, for purposes of this Section 2.04, each member of the JN Group) agrees not to effect any public sale or private offer or distribution (other than a distribution-in-kind pro rata to all limited partners or members, as the case may be, of such Stockholder in accordance with the Stockholders Agreement) of any Registrable Securities during the 10 days prior to the consummation of such Underwritten Public Offering and during any such time period after the consummation of such Underwritten Public Offering, not to exceed 90 days (180 days in the case of the IPO), as may be so requested; provided, however, that if any Senior Manager is not afforded the right to participate on a piggyback basis on an Underwritten Block Trade in accordance with the notice procedures in Section 2.03(a), such Senior Manager shall not be required by this Section 2.04(a) to sign lock-up agreements in connection with such Underwritten Block Trade. Any discretionary waiver or termination of the requirements under the foregoing provisions made by the Company or the applicable lead managing underwriters shall apply to each Stockholder on a pro rata basis.

(b) Notwithstanding anything herein to the contrary, Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P. and their respective Affiliates may engage in brokerage, investment advisory, investment company, financial advisory, principal investing, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage and other similar activities (including any hedging or other transactions incidental thereto) conducted in the ordinary course of their businesses, other than for or on behalf of any Stockholder hereunder.

(c) The parties will support an exception to the underwriting and lock-up agreements to be entered into in connection with each Underwritten Public Offering (including the IPO) to allow Joseph Neubauer or his estate, to the extent they request, to effect any Transfers by them (but not, for the avoidance of doubt, by their subsequent transferees) of (x) Shares or other securities of the Company to any Immediate Family Members of Joseph Neubauer or (y) Freed-Up Shares, in each case before, as of, or at any time following the applicable Underwritten Offering and to the extent such Transfers are otherwise permitted pursuant to the terms of this Agreement and the Stockholders Agreement.

Section 2.05. Registration Procedures . Whenever any Stockholders or the Coordination Committee request that any Registrable Securities be registered pursuant to Section 2.01, Section 2.02, or Section 2.03 hereof, subject to the provisions of such Sections, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request (including, where applicable, in connection with any Underwritten Shelf Takedown), in all cases without prejudice to Section 2.01(e):

(a) The Company shall, as expeditiously as possible, and, if the Company is not qualified for the use of Form S-3, no later than 20 days from the date of receipt by the Company of the written request, and if the Company is qualified for use of Form S-3, no later than 10 days from the date of receipt by the Company of the written request, prepare and file with the SEC a registration statement on any form for which the Company then qualifies and the managing underwriter, if any, and the holders of a majority of the Registrable Securities to be registered thereunder shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become (if the Company is not a WKSI as of such time) and remain effective for a period of not less than 180 days or in the case of a Shelf Registration, not less than two years (or such shorter period in which all of the Registrable Securities of the Registering Stockholders included in such registration statement shall have actually been sold thereunder); provided, however, that such 180-day period or two-year period, as applicable, shall be extended for a period of time equal to the period any Stockholder refrains from selling any securities included in such registration at the request of an underwriter and in the case of any Shelf Registration, subject to compliance with applicable SEC rules, such two-year period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall furnish to each participating Stockholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Stockholder and underwriter, if any, such number of copies of such registration statement, and each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder.

(c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Stockholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Registering Stockholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d) The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Stockholder holding such Registrable Securities reasonably (in light of such Stockholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Stockholder to consummate the disposition of the Registrable Securities owned by such Stockholder; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.05(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e) The Company shall immediately notify each Registering Stockholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event known to the Company requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Stockholder and file with the SEC any such supplement or amendment.

(f) Except for a Demand Registration or as provided in Section 2.02(b)(ii), the Board shall have the right to select the underwriter or underwriters in connection with any Underwritten Public Offering. In connection with the offering of Registrable Securities pursuant to a Demand Registration, the Requesting Stockholders (in the case of a Demand Registration at the request of Requesting Stockholders) and the Neubauer Demanding Stockholder (in the case of a Demand Registration at the request of such Neubauer Requesting Stockholder) shall select the underwriter or underwriters, provided that such selection shall be subject to the consent of the Board, which consent shall not be unreasonably withheld or delayed. In connection with any Underwritten Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form), provided that such agreements are consistent with this Agreement, and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Underwritten Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the NASD. Each Stockholder participating in such underwriting shall also enter into such agreement, provided that the terms of any such agreement are consistent with this Agreement.

(g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Registering Stockholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 2.05 and any attorney, accountant or other professional retained by any such Stockholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is otherwise required by law. Each Stockholder agrees that at the time that such Stockholder is a Registering Stockholder, information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in Common Shares unless and until such information is made generally available to the public, and further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h) The Company shall cause to be furnished to each Registering Stockholder and to each such underwriter, if any, a signed counterpart, addressed to such Stockholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Stockholders or the managing underwriter therefor reasonably requests.

(i) The Company shall otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(j) The Company may require each Registering Stockholder, by written notice given to each such Registering Stockholder not less than 10 days prior to the filing date of the applicable registration statement, to promptly, and in any event within 7 days after receipt of such notice, furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time request and such other information as may be legally required in connection with such registration.

(k) Each Stockholder agrees that at the time that such Stockholder is a Registering Stockholder, upon receipt of any written notice from the Company of the occurrence of any event requiring the preparation of a supplement or amendment of a prospectus relating to the Registrable Securities covered by a registration statement that is required to be delivered under the Securities Act so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or to make the statements therein not misleading, such Stockholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Stockholder’s receipt of the copies of a supplemented or amended prospectus, and, if so directed by the Company, such Stockholder shall deliver to the Company all copies, other than any permanent file copies then in such Stockholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.05(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.05(e) to the date when the Company shall make available to such Stockholder a prospectus supplemented or amended to conform with the requirements of Section 2.05(e).

(l) The Company shall list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded and if none of the Registrable Securities are so listed, on any securities exchange or quotations system on which similar securities issued by the Company are then listed, and if no Common Shares are listed, on any national securities exchange or on the NASDAQ.

(m) If requested by the Registering Stockholders, the Company shall cause the appropriate officers of the Company to (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other reasonable actions to obtain ratings for any Registrable Securities and (iii) otherwise cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

Section 2.06. Indemnification by the Company .

(a) The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Registering Stockholder holding Registrable Securities, each of their directors, officers, employees, stockholders, general partners, limited partners, members, trustees, advisory directors, managing directors and Affiliates (other than the Company and its Subsidiaries) (and directors, officers, employees, stockholders, general partners, limited partners, members, advisory directors, managing directors and controlling persons thereof and, in the case of Joseph Neubauer and his estate, The Neubauer Family Foundation and any trusts or estate planning vehicles established for the benefit of any family members of Joseph Neubauer) (collectively, “Stockholder Related Persons”) from and against any and all losses, claims, damages or liabilities, joint or several, and expenses (including without limitation reasonable attorneys’ fees and any and all reasonable expenses incurred investigating, preparing or defending against any litigation, commenced or threatened, or any claim, and any and all amounts paid in any settlement of any such claim or litigation) to which such Stockholder

Related Persons may become subject, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) (the “Damages”) or expenses arise out of or are based upon, caused by or relating to (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus, offering circular, offering memorandum or similar document relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or not misleading in the light of the circumstances under which they were made, except to the extent that such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Stockholder or on such Stockholder’s behalf expressly for use therein. Such indemnification obligation shall be in addition to any liability that the Company may otherwise have to any other such Stockholder Related Persons.

(b) The Company also agrees to indemnify any underwriters of the Registrable Securities, their directors, officers, employees, stockholders, general partners, limited partners, members, advisory directors, managing directors and Affiliates (and directors, officers, employees, stockholders, general partners, limited partners, members, advisory directors, managing directors and controlling persons thereof) (collectively, “Underwriter Related Persons”) on customary and commercially reasonable terms negotiated on an arm’s-length basis with such underwriters.

(c) The Company also agrees to indemnify and hold harmless each Committee Member, each of their directors, officers, employees, stockholders, general partners, limited partners, members, advisory directors, managing directors and Affiliates (and directors, officers, employees, stockholders, general partners, limited partners, members, trustees, advisory directors, managing directors and controlling persons thereof and, in the case of Joseph Neubauer and his estate, The Neubauer Family Foundation and any trusts or estate planning vehicles established for the benefit of any family members of Joseph Neubauer) (collectively, “Committee Member Related Persons”) from and against any Damages in connection with any decisions made or any actions taken or not taken by the Committee under Articles I and II hereof other than any claim or liability arising from the intentional breach of this Agreement by, or bad faith, willful misconduct or gross negligence of, such Persons. This Section 2.06(c) shall terminate if, in connection with the IPO, the lead managing underwriter advises each Committee Member and the Company in writing that the continuation of the indemnification provided hereby would materially and adversely affect the IPO.

(d) The provisions of this Section 2.06 are intended to be for the benefit of, and shall be enforceable by, each Stockholder Related Person and each Committee Member Related Person, as applicable, and its respective successors, heirs and representatives.

Section 2.07. Indemnification by Registering Stockholders . Each Registering Stockholder holding Registrable Securities included in a registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Stockholder, but only with respect to information furnished in writing by such Stockholder or on such Stockholder’s behalf (at the direction of such Stockholder) expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such Stockholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities and Underwriter Related Persons on customary and commercially reasonable terms negotiated on an arm’s-length basis with such underwriters. As a condition to including Registrable Securities in any registration statement filed in accordance with this Article II, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it and each Registering Stockholder harmless to the extent customarily provided by underwriters with respect to similar securities. No Registering Stockholder shall be liable under this Section 2.07 for any Damages in excess of the net proceeds realized by such Stockholder in the sale of Registrable Securities of such Stockholder to which such Damages relate.

Section 2.08. Conduct of Indemnification Proceedings . If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article II (other than Section 2.06(b) and the second sentence of Section 2.07), such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent and only to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel separate from counsel selected by the Indemnifying Party, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of the Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate due to actual or potential differing interests between them.

It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any Damages (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding without an admission of fault for any matters in connection with such proceeding.

Section 2.09. Contribution . If the indemnification provided for in this Article II is unavailable to or insufficient to hold harmless the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages as between the Company on the one hand and each such Stockholder on the other hand, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Stockholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each such Stockholder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Registering Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 2.09 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.09, no Registering Stockholder shall be required to contribute any amount for Damages in excess of the net proceeds realized by such Stockholder in the sale of Registrable Securities of such Stockholder to which such Damages relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Registering Stockholder’s obligation to contribute pursuant to this Section 2.09 is several in the proportion that the net proceeds of the offering received by such Stockholder bears to the total net proceeds of the offering received by all such Registering Stockholders and not joint.

Section 2.10. Participation in Underwritten Public Offering . No Person may participate in any Underwritten Public Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities (to the extent consistent with this Agreement), underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 2.11. Other Indemnification . Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Registering Stockholder with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 2.12. Cooperation by the Company . With a view to making available to the Stockholders the benefits of certain rules and regulations of the SEC that may at any time permit the sale of securities to the public without registration, from and after the IPO, the Company agrees to use its reasonable best efforts to:

(a) make and keep public information available, as those terms are defined in Rule 144, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and/or

(c) furnish to any Stockholder, so long as such Stockholder owns any Registrable Securities, upon request by such Stockholder, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the registration statement filed by the Company for an IPO), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Stockholder to sell any such securities without registration, including “current public information” satisfying the requirements of paragraph (c) of Rule 144 and information satisfying the requirements of paragraph (d)(4) of Rule 144A under the Securities Act.

Section 2.13. Release of Committee Members . Each Stockholder on behalf of itself and each of its direct and indirect subsidiaries, if any, (i) agrees and acknowledges that neither the Committee nor the individual Committee Members owe it any fiduciary duty in connection with the matters entrusted to the Committee pursuant to this Agreement and (ii) hereby agrees to release the Company, the Committee Members and their respective officers, directors, agents and affiliates and each Person, if any, who controls such Committee Member within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from any and all manner of action or actions, cause or causes of action, in law or in equity or otherwise, liabilities, claims and damages it may have, now or hereafter, upon or by reason of any matter, cause or thing concerning, arising out of, or in any way connected to any decisions made or actions taken or not taken by the Committee under Articles I and II hereof other than any claim or liability arising from the intentional breach of this Agreement by, or bad faith, willful misconduct or gross negligence of, such Persons.

Section 2.14. Accelerated Liquidity Participation Rights and Other Offerings .

(a) Notwithstanding anything to the contrary in this Agreement, but subject to Section 2.14(b), in offerings in which any Eligible Stockholders have the right to include Registrable Securities pursuant to Section 2.03 (including Demand Registrations and Underwritten Shelf Takedowns to the extent set forth in Section 2.03) (such offerings,

“Registered Sales”), participation as among the Sponsor Stockholders and the JN Group (including in respect of any underwriter “cutback” provisions contained in Article II) will be determined pro rata based on the number of Registrable Securities owned by each of them at the relevant time, except that the JN Group will be treated as owning twice as many Registrable Securities as actually held by its members (“Accelerated Participation”). (For example, assume the Sponsor Stockholders own 80%, the Management Stockholders own 10% and the JN Group owns 10%, in each case of the Registrable Securities held by the Sponsor Stockholders, the Management Stockholders and the JN Group, taken together. The JN Group would be entitled to sell 18% of the Registrable Securities being sold by the selling group, calculated as follows: (x) Sponsor Stockholders and JN Group would be entitled to 80% plus 10% (for a total of 90%) of the total allocation; (y) the JN Group would be entitled to 20/100 (i.e., 20%) of the 90% allocated to the Sponsors and the JN Group collectively, or 18% of the total allocation to the selling group, and (z) the Sponsor Stockholders would be entitled to 72% of the total allocation (with the Management Stockholders’ allocation remaining fixed at 10% of the total allocation)).

(b) The number of Registrable Securities that can be sold by the JN Group in an Accelerated Participation for any Registered Sale will be reduced by the number of Registrable Securities sold pursuant to Rule 144 by the members of the JN Group, collectively, since the date of the most recent Registered Sale (or, in the case of Accelerated Participation for the first Registered Sale following the IPO, since the date of the IPO). For example, if in the first Registered Sale following the IPO the Accelerated Participation by the JN Group would be 4,000,000 Registrable Securities, but members of the JN Group have sold 500,000 Registrable Securities since the date of the IPO pursuant to Rule 144, the Accelerated Participation for the Registered Sale will be reduced to 3,500,000 Registrable Securities.

(c) For the avoidance of doubt, the increase in the JN Group’s pro rata share as a result of Accelerated Participation will be at the expense of the Sponsor Stockholders’ pro rata shares and will not affect the pro rata shares of the Senior Managers or the Management Stockholders (as applicable).

(d) The Coordination Committee will determine the size of the secondary offering, if any, to be consummated at the time of the IPO. Solely in the case of the IPO, members of the JN Group and the Sponsor Stockholders will be required to participate pro rata in any such secondary offering, based on the number of Registrable Securities then held by them, with the JN Group being required to sell at the Accelerated Participation level; provided, however, that the members of the JN Group may sell in any proportion they wish and nothing herein shall require any charitable donee who is a member of the JN Group to sell any shares in the IPO. To the extent Joseph Neubauer has a sufficient number of Registrable Securities, Joseph Neubauer will cover any shortfall in the overall allocation of the JN Group that is due to a member of the JN Group choosing not to participate with respect to all or any portion of its allocation.

(e) Joseph Neubauer and the other members of the JN Group are not required to exercise piggyback rights on any offerings subsequent to the IPO.

(f) For purposes of this Agreement, Joseph Neubauer shall be deemed to own all Shares or other securities of the Company that are held by any other member of the JN Group, including in respect of all matters applicable to “Eligible Stockholders” hereunder.

ARTICLE III

Miscellaneous

Section 3.01. Binding Effect; Assignability; Benefit .

(a) Neither the Company nor any Stockholder shall assign all or any part of this Agreement without the prior written consent of the other parties hereto (which consent shall be deemed to have been given on behalf of the Management Stockholders if consented to by the Management Representative); provided that, subject to Sections 3.01(c) and (d), any Person acquiring Registrable Securities from an Investor Stockholder pursuant to a Transfer that both (1) is of a type referred to in Section 2.01(a)(i), (ii), or (v) of the Stockholders Agreement and (2) would result in the transferee owning at least 1% of the outstanding Shares (each such Transferee, an “Eligible Assignee”) shall have piggyback rights as if such Eligible Assignee were an Eligible Stockholder for purposes of Section 2.03 (but only so long as such Eligible Assignee meets the foregoing ownership requirement), provided that such Eligible Assignee agrees to be bound by this Agreement (including for purposes of Section 2.04) in all respects as a “Stockholder” hereunder. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns; provided, however, that this Agreement shall not inure to the benefit of or be binding on, or be assignable or transferable by any Stockholder to, any Person acquiring Company Securities in any Underwritten Public Offering or pursuant to Rule 144. Any Stockholder that ceases to beneficially own any Company Securities shall cease to be bound by the terms hereof (other than (i) the provisions of Sections 2.06, 2.07, 2.08, 2.09, 2.10 and 2.11 applicable to such Stockholder with respect to any offering of Registrable Securities completed before the date such Stockholder ceased to own any Company Securities and (ii) Article III).

(b) Except as expressly set forth in Section 2.06, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(c) Notwithstanding Section 3.01(a), in the event that Joseph Neubauer or his estate Transfers Registrable Securities constituting at least 3% of the outstanding equity of the Company on a Fully-Diluted Basis in a Transfer of a type referred to in Section 2.01(a)(v) of the Stockholders Agreement, the transferee shall obtain all rights and obligations of Joseph Neubauer under this Agreement; provided that such transferee agrees to be bound by this Agreement in all respects for such purpose by executing a counterpart signature page hereto; and provided, further, that any Demand Registration or Underwritten Shelf Takedown Request made by (1) a Neubauer Demanding Stockholder prior to or following such Transfer for which the requested sale of securities was completed shall count as having been made by such transferee and (2) such transferee following such Transfer for which the requested sale of securities was completed shall count as having been made by Joseph Neubauer or his estate, in each case for purposes of Sections 2.01(f) and 2.02(c) of this Agreement (it being understood that an agreement between any such transferor and the transferee may provide for a different allocation among such Persons of the limit on Demand Registrations and Underwritten Shelf Takedowns under this Agreement, but not in excess of the limit set forth in Sections 2.01(f) and 2.02(c)).

(d) Notwithstanding any provision to the contrary contained in this Agreement, upon Joseph Neubauer’s death, his estate shall obtain all rights and obligations of Joseph Neubauer hereunder, without duplication.

Section 3.02. Notices . All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission or electronic mail:

To the Company, Intermediate HoldCo, or ARAMARK:	c/o ARAMARK Corporation 1101 Market Street Philadelphia, PA 19107
	Tel:	215-238-3000
	Fax:	215-413-8808
	Attn:	General Counsel

With a copy to:	Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019
	Tel:	212-403-1000
	Fax:	212-403-2000
	Attn:	Mark Gordon, Esq.

Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017
	Tel:	212-455-2000
	Fax:	212-455-2502
	Attn:	Joseph H. Kaufman, Esq.

To any member of the GSCP Investor Group:	GS Capital Partners V Fund, L.P. c/o The Goldman Sachs Group 85 Broad Street New York, New York 10004
	Tel:	212-902-1000
	Fax:	212-357-5505
	Attn:	Sanjeev Mehra

To any Member of the CCMP Investor Group:	CCMP Capital Investors II, L.P. 245 Park Avenue 16th Floor New York, New York 10167
	Tel:	212-600-9600
	Fax:	212-599-3481
	Attn:	Stephen Murray

To any Member of the WP Investor Group:	Warburg Pincus LLC 466 Lexington Avenue 10th Floor New York, New York 10017-3147
	Tel:	212-878-0600
	Fax:	212-599-5617
	Attn:	David Barr

To any Member of the THL Investor Group:	Thomas H. Lee Partners L.P. 100 Federal Street 35th Floor Boston, Massachusetts 02110
	Tel:	617-227-1050
	Fax:	617-227-3514
	Attn:	Todd M. Abbrecht

With a copy to, in the case of correspondence with any Investor Group:	Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019
	Tel:	212-403-1000
	Fax:	212-403-2000
	Attn:	Mark Gordon, Esq.

To Joseph Neubauer:	Joseph Neubauer c/o ARAMARK Corporation 1101 Market Street Philadelphia, Pennsylvania 19107
	Tel:	215-238-3337
	Fax:	215-413-8808

With a copy to:	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004
	Tel:	212-558-4000
	Fax:	212-558-3588
	Attn:	James C. Morphy, Esq. Brian E. Hamilton, Esq.

and if to any other Stockholder, at such Stockholder’s address as set forth in the Register of Members maintained by the Company, with a copy to the Company, at the address above, Attn: General Counsel. Any Person that becomes a Stockholder shall promptly provide its address and fax number and email address to the Company.

All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.

Section 3.03. Waiver; Amendment; Termination .

(a) Any party hereto may on behalf of itself only, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance by any other party with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such waiver but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

(b) This Agreement may be amended, modified or supplemented only in writing by the Company, the Sponsor Stockholders (acting by Majority Sponsor Vote) and Joseph Neubauer.

(c) In addition, any amendment or modification of any provision of this Agreement that would adversely affect a Sponsor Stockholder in a manner that does not equally adversely affect all Sponsor Stockholders may be effected only with the consent of such Sponsor Stockholder. Any amendment or modification of this Agreement that would adversely affect (i) the Senior Managers shall require the approval of Senior Managers collectively holding at least 75% of the Shares held by the Senior Managers as of such time and (ii) the Management Stockholders shall require the approval of the Management Stockholders collectively holding at least 75% of the Shares held by the Management Stockholders as of such time.

Section 3.04. Governing Law . THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 3.05. Jurisdiction . The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts, and further agree that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process for any action, suit or proceeding brought against such party in any such court). The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 3.06. Waiver of Jury Trial . EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.07. Specific Enforcement . The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled at law or in equity.

Section 3.08. Counterparts; Effectiveness . This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement. This Agreement shall become effective as to the Investor Stockholders when it has been executed by all of the Investor Stockholders and the Company, and shall become effective as to each Management Stockholder upon such Management Stockholder’s execution of the Stockholders Agreement.

Section 3.09. Entire Agreement . This Agreement, the Fee Agreement and the Stockholders Agreement set forth the entire understanding and agreement of the parties hereto and supersede any and all other understandings, term sheets, negotiations or agreements between the parties hereto relating to the subject matter of this Agreement, the Fee Agreement and the Stockholders Agreement.

Section 3.10. Further Assurances . Subject to the terms and conditions of this Agreement, each of the parties hereto will use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the provisions of this Agreement.

Section 3.11. Sections, Exhibits . References to a section are, unless otherwise specified, to one of the sections of this Agreement and references to an “Exhibit” are, unless otherwise specified, to one of the exhibits attached to this Agreement.

Section 3.12. Captions . The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 3.13. Severability . In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, but this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties.

Section 3.14. Interpretation . Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 3.15. Withdrawal . Any Stockholder that Withdraws (as such term is defined in the Stockholders Agreement) from the Stockholders Agreement shall cease to be a party to this Agreement and cease being a Stockholder for purposes of this Agreement (“Withdraw”). Any Stockholder who Withdraws shall cease to have any rights or obligations under this Agreement, except such Stockholder (i) shall not thereby be relieved of its liability for breach of this Agreement prior to such Withdrawal; (ii) shall retain any rights with respect to a breach of this Agreement by any other Person prior to such Withdrawal; and (iii) shall retain the indemnification, contribution and reimbursement rights provided for in this Agreement with respect to any matter that occurred prior to such Withdrawal.

Section 3.16. Termination . This Agreement shall terminate and, except as provided herein, be of no further effect upon the termination of the Stockholders Agreement. No termination under this Agreement shall relieve any Person of liability for breach prior to termination. In the event that this Agreement is terminated, each Stockholder shall retain the indemnification, contribution and reimbursement rights provided for in this Agreement with respect to any matter that occurred prior to such termination.

ARTICLE IV

Definitions

Section 4.01. Definitions .

(a) The following terms, as used herein, have the following meanings:

(1) “Company Securities” means any Shares or Share Equivalents.

(2) “Eligible Stockholder” means each Investor Stockholder and each Senior Manager; provided, however, that each Management Stockholder shall be considered an “Eligible Stockholder” for purposes of (x) Section 2.03(b) and (y) Section 2.04(a) solely, in the case of this clause (y), in the event that any Eligible Stockholders are permitted by the Company to participate in an IPO.

(3) “NASD” means the United States National Association of Securities Dealers, Inc.

(4) “Neubauer Legacy Stockholder” means: (i) Joseph Neubauer in the event that he (A) becomes subject to a Disability, (B) is terminated by the Company as CEO without Cause during the Initial Period or (C) terminates his employment as CEO for Good Reason during the Initial Period and (ii) Joseph Neubauer’s estate in the event of his death.

(5) “Post-IPO Period” means the period from and after the date on which the Company effects an IPO.

(6) “Pre-IPO Period” means the period beginning on the Original Agreement Date and ending on the date on which the Company effects an IPO.

(7) “Registering Stockholders” means the Eligible Stockholders that participate in any registration or sale of Registrable Securities pursuant to Section 2.01, 2.02 or 2.03, including any Requesting Stockholder and any Neubauer Demanding Stockholder.

(8) “Registrable Securities” means (x) any Shares, (y) any Shares owned or to be acquired upon conversion, exercise or exchange of Share Equivalents and (z) any Shares owned or to be acquired in connection with a recapitalization, merger, consolidation, exchange or other reorganization of the Company (or any successor entity), in each case now or hereafter owned by the Stockholders. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the applicable Stockholder of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (ii) such securities are sold or distributed under circumstances in which all of the applicable conditions of Rule 144 are met, (iii) such securities have been otherwise Transferred, new certificates for such securities not bearing a legend restricting further transfer have been delivered by the Company and subsequent disposition of such securities does not require registration or qualification of such securities under the Securities Act or any state securities or “blue sky” law then in force, (iv) such securities are sold to a Person in a transaction in which rights under provisions of this Agreement are not assigned in accordance with this Agreement, or (v) such securities have ceased to be outstanding.

(9) “Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.05(i)), (vii) fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and expenses of one counsel for all of the Stockholders participating in the offering selected by the Stockholder holding the largest number of the Registrable Securities to be sold for the account of any Stockholders in the offering, (ix) fees and expenses in connection with any review by the NASD of any underwriting arrangements or other terms of the offering, and all reasonable fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) reasonable expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, and (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies. Except as set forth in clause (viii) above, Registration Expenses shall not include any out-of-pocket expenses of the Stockholders (or the agents who manage their accounts).

(10) “SEC” means the United States Securities and Exchange Commission.

(11) “Underwritten Block Trade” means an underwritten offering and sale of Shares of the Company on a block trade or firm commitment basis pursuant to a Shelf Registration without substantial marketing efforts prior to pricing.

(12) “Underwritten Public Offering” means (i) an underwritten public offering and sale of Shares of the Company to the public involving public marketing efforts and (ii) an Underwritten Block Trade.

(13) “WKSI” shall mean a well-known seasoned issuer as defined in Rule 405 promulgated under the Securities Act.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Accelerated Participation	2.14(a)
Agreement	Preamble
Aramark	Recitals
Committee	1.01(a)
Committee Members	1.01(a)
Committee Member Related Persons	2.06(c)
Company	Preamble

Term	Section
Damages	2.06(a)
Demand Registration	2.01(a)
Demand Maximum Offering Size	2.01(d)
Eligible Assignee	3.01(a)
Indemnified Party	2.08
Indemnifying Party	2.08
Inspectors	2.05(g)
Intermediate HoldCo	Recitals
Merger	Recitals
Neubauer Demanding Stockholder	2.01(a)
Original Agreement	Recitals
Original Agreement Date	Recitals
Piggyback Maximum Offering Size	2.03(c)
Piggyback Registration	2.03(a)
Primary Registration	2.03(a)
Records	2.05(g)
Registered Sales	2.14(a)
Requesting Stockholders	2.01(a)
Shelf Takedown Requesting Stockholder	2.02(b)
Shelf Takedown Maximum Offering Size	2.02(b)
Shelf Request	2.02(a)
Shelf Registration	2.02(a)
Stockholders	Preamble
Stockholder Related Persons	2.06(a)
Stockholders Agreement	Recitals
Underwriter Related Persons	2.06(b)
Underwritten Shelf Takedown	2.02(b)
Underwritten Shelf Takedown Request	2.02(b)
Withdraw	3.15

(c) Capitalized terms not defined herein shall have the meanings set forth in the Stockholders Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

/s/ Joseph Neubauer
Joseph Neubauer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

ARAMARK HOLDINGS CORPORATION

By:	/s/ L. Frederick Sutherland
Name: L. Frederick Sutherland
Title: Executive Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

ARAMARK INTERMEDIATE HOLDCO CORPORATION

By:	/s/ L. Frederick Sutherland
Name: L. Frederick Sutherland
Title: Executive Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

GS CAPITAL PARTNERS V FUND, L.P.

By:	GSCP V Advisors, L.L.C., its General Partner

By:	/s/ Sanjeev Mehra
Name: Sanjeev Mehra
Title: Vice President

GS CAPITAL PARTNERS V OFFSHORE FUND, L.P.

By:	GSCP V Offshore Advisors, L.L.C., its General Parts

By:	/s/ Sanjeev Mehra
Name: Sanjeev Mehra
Title: Vice President

GS CAPITAL PARTNERS V GMBH & CO. KG

By:	GS Advisors V, L.L.C., its Managing Limited Partner

By:	/s/ Sanjeev Mehra
Name: Sanjeev Mehra
Title: Vice President

GS CAPITAL PARTNERS V INSTITUTIONAL, L.P.

By:	GS Advisors V, L.L.C. Limited Partner

By:	/s/ Sanjeev Mehra
Name: Sanjeev Mehra
Title: Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

J.P. MORGAN PARTNERS (BHCA), L.P.		J.P. MORGAN PARTNERS GLOBAL INVESTORS
(SELLDOWN), L.P.
By:	CCMP Capital Advisors, LLC
	As Attorney in Fact	By:	CCMP Capital Advisors, LLC
As Attorney in Fact
By:	/s/ Stephen Murray
	Name: Stephen Murray	By:	/s/ Stephen Murray
	Title: President & CEO		Name: Stephen Murray Title: President & CEO

J.P. MORGAN PARTNERS GLOBAL INVESTORS, L.P.		J.P. MORGAN PARTNERS GLOBAL INVESTORS (SELLDOWN) II, L.P.

By:	CCMP Capital Advisors, LLC	By:	CCMP Capital Advisors, LLC
	As Attorney in Fact		As Attorney in Fact
By:	/s/ Stephen Murray	By:	/s/ Stephen Murray
	Name: Stephen Murray		Name: Stephen Murray
	Title: President & CEO		Title: President & CEO

J.P. MORGAN PARTNERS GLOBAL INVESTORS A,		CCMP CAPITAL INVESTORS II, L.P.
L.P.
		By:	CCMP Capital Associates, L.P., its General Partner
By:	CCMP Capital Advisors, LLC
	As Attorney in Fact	By:	CCMP Capital Associates GP, LLC, its general partner
By:	/s/ Stephen Murray
	Name: Stephen Murray	By:	/s/ Stephen Murray
	Title: President & CEO		Name: Stephen Murray
Title: President & CEO

J.P. MORGAN PARTNERS GLOBAL INVESTORS		CCMP CAPITAL INVESTORS (CAYMAN) II, L.P.
(CAYMAN), L.P.
		By:	CCMP Capital Associates, L.P., its General Partner
By:	CCMP Capital Advisors, LLC
	As Attorney in Fact	By:	CCMP Capital Associates GP, LLC, its general partner
By:	/s/ Stephen Murray
Name: Stephen Murray
	Title: President & CEO	By:	/s/ Stephen Murray
Name: Stephen Murray
J.P. MORGAN PARTNERS GLOBAL INVESTORS			Title: President & CEO
(CAYMAN) II, L.P.

By:	CCMP Capital Advisors, LLC
As Attorney in Fact

By:	/s/ Stephen Murray
Name: Stephen Murray
Title: President & CEO

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

THOMAS H. LEE EQUITY FUND VI, L.P.		THL COINVESTMENT PARTNERS, L.P.

By:	THL Equity Advisors VI, LLC, its general partner	By: Thomas H. Lee Partners, L.P., its general partner
By:	Thomas H. Lee Partners, L.P., its sole member	By: Thomas H. Lee Advisors, LLC, its general partner
By:	Thomas H. Lee Advisors, LLC, its
general partner
		By:	/s/ Todd M. Abbrecht
By:	/s/ Todd M. Abbrecht		Name: Todd M. Abbrecht
	Name: Todd M. Abbrecht Title: Managing Director		Title: Managing Director

THOMAS H. LEE PARALLEL FUND VI, L.P.		THE FUND VI BRIDGE CORP.

By:	THL Equity Advisors VI, LLC, its general partner
		By:	/s/ Todd M. Abbrecht
By:	Thomas H. Lee Partners, L.P., its sole member		Name: Todd M. Abbrecht
Title: Managing Director
By:	Thomas H. Lee Advisors, LLC, its general partner
PUTNAM INVESTMENTS HOLDINGS, LLC
By:	/s/ Todd M. Abbrecht
	Name: Todd M. Abbrecht	By:	Putnam Investments, LLC, its Managing Member
	Title: Managing Director	By: Thomas H. Lee Advisors, LLC, attorney-in-fact

		By:	/s/ Todd M. Abbrecht
THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.			Name: Todd M. Abbrecht
Title: Managing Director
By: THL Equity Advisors VI, LLC, its general partner

By: Thomas H. Lee Partners, L.P., its sole member		PUTNAM INVESTMENTS EMPLOYEES’
SECURITIES COMPANY III, LLC
By: Thomas H. Lee Advisors, LLC, its general partner
		By:	Putnam Investments Holdings, LLC, its Managing Member
By:	/s/ Todd M. Abbrecht	By:	Putnam Investments, LLC, its Managing Member
	Name: Todd M. Abbrecht	By:	Thomas H. Lee Advisors, LLC, attorney-in-fact
Title: Managing Director
		By:	/s/ Todd M. Abbrecht
Name: Todd M. Abbrecht
Title: Managing Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By:	Warburg Pincus IX LLC, its General Partner
By:	Warburg Pincus Partners LLC, its Sole Member
By:	Warburg Pincus & Co., its Managing Member

By:	/s/ David A. Barr
Name: David A. Barr
Title: Partner